EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrence R. Curtin, Heath A. Mitts and John S. Jenkins, Jr. his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional shares of common stock, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of April 23, 2021.

/s/ Terrence R. Curtin	Chief Executive Officer and Director (Principal
Terrence R. Curtin	Executive Officer)

/s/ Heath A. Mitts	Executive Vice President and Chief Financial Officer
Heath A. Mitts	and Director (Principal Financial Officer)

/s/ Robert J. Ott	Senior Vice President and Corporate Controller
Robert J. Ott	(Principal Accounting Officer)

/s/ Pierre R. Brondeau	Director
Pierre R. Brondeau

/s/ Carol Anthony Davidson	Director
Carol Anthony Davidson

/s/ Lynn A. Dugle	Director
Lynn A. Dugle

/s/ William A. Jeffrey	Director
William A. Jeffrey

/s/ Thomas J. Lynch	Director
Thomas J. Lynch

/s/ Yong Nam	Director
Yong Nam

/s/ Daniel J. Phelan	Director
Daniel J. Phelan

/s/ Abhijit Y. Talwalkar	Director
Abhijit Y. Talwalkar

/s/ Mark C. Trudeau	Director
Mark C. Trudeau

/s/ Dawn C. Willoughby	Director
Dawn C. Willoughby

/s/ Laura H. Wright	Director
Laura H. Wright